UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 9, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED
COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Today, Seagate HDD Cayman (“HDD Cayman”), a wholly owned subsidiary of Seagate Technology plc (“Seagate”), announced that it intends to redeem all of its remaining outstanding 7.75% Senior Notes due 2018 (the “Notes”).  As of the date hereof, the outstanding principal amount of the Notes is $44,496,000.  The redemption will be accomplished in accordance with the terms of the Indenture dated as of December 14, 2010 (the “Indenture”), among HDD Cayman, as issuer, Seagate, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Notes.  Seagate anticipates that the Notes will be redeemed on July 11, 2014 (the “Redemption Date”) at a redemption price equal to the sum of (A) 100% of the principal amount of the Notes redeemed plus (B) the Applicable Premium (as defined in the Indenture) plus (C) accrued and unpaid interest from the interest payment date of June 15, 2014 to the Redemption Date.  The Notes will be called for redemption when HDD Cayman delivers a redemption notice to the Trustee, which redemption notice will be sent to holders of the Notes in accordance with the requirements of the Indenture.  HDD Cayman plans, at the time it sends the redemption notice, to also irrevocably deposit with the Trustee the necessary funds for such redemption and the interest payment due June 15, 2014, in order to satisfy and discharge its obligations under the Indenture upon such deposit.

The information in this Current Report on Form 8-K is “furnished” but shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

Date: June 9, 2014

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